Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Fidelity Advisor Tax Managed Stock Fund and Fidelity Tax Managed Stock Fund series of Fidelity Beacon Street Trust (the "Fund"), filed as part of this Post-Effective Amendment No. 57 to the Fund's Registration Statement on Form N-1A (File Nos. 002-64791 and 811-02933) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 55 to the Registration Statement.

/s/Shearman & Sterling LLP
Shearman & Sterling LLP

New York, NY

December 28, 2004